Exhibit 99.1

TRADEUP GLOBAL CORPORATION

PRO FROMA BALANCE SHEET

(Currency expressed in United States Dollars (“US$”), except for number of shares)

		Pro Forma
	May 3, 2021	Adjustments	As Adjusted
		(unaudited)	(unaudited)
Assets
Current assets
Cash	$1,168,783	$3	$1,168,786
Prepaid expenses	2,500	-	2,500
Total Current Assets	1,171,283	3	1,171,286
Cash held in trust account	40,000,000	4,889,860	44,889,860
Total Assets	$41,171,283	$4,889,863	$46,061,146

Liabilities and Shareholders' Equity
Offering costs payable	$631,737	$-	$631,737
Total Current Liabilities	631,737	-	631,737
Deferred underwriting fee payable	1,400,000	171,145	1,571,145
Total Liabilities	2,031,737	171,145	2,202,882

Commitments and Contingencies

Ordinary shares subject to possible redemption, 3,413,954 and 3,885,826 shares at conversion value of $10.00 per share	34,139,540	4,718,720	38,858,260

Shareholders' Equity:
Preference shares, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-	-
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized, 1,651,046 and 1,677,940 shares issued and outstanding (excluding 3,413,954 and 3,885,826 shares subject to possible redemption)	165	3	168
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 300,000 and 272,247 shares issued and outstanding	30	(3)	27
Additional paid-in capital	5,004,609	(2)	5,004,607
Accumulated deficit	(4,798)	-	(4,798)
Total Shareholders' Equity	5,000,006	(2)	5,000,004
Total Liabilities and Shareholders' Equity	$41,171,283	$4,889,863	$46,061,146